Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (Amendment No. 1) of our report dated February 2, 2018 relating to the financial statements as of December 31, 2017 and the year ended December 31, 2017.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

August 6, 2019